                                                            EXECUTION COPY
                                                            --------------

                                                              Exhibit 10

--------------------------------------------------------------------------------






                             ACQUISITION AGREEMENT

                                 by and between

                       INTEREP NATIONAL RADIO SALES, INC.

                                      and

                      TRANSPORTATION DISPLAYS INCORPORATED

                         Dated as of December 12, 2000






--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                         Page
ARTICLE 1  DEFINITIONS.................................................................    1
ARTICLE 2  PURCHASE AND SALE OF ASSETS.................................................    4
     Section 2.1.   Purchase and Sale of Assets........................................    4
     Section 2.2.   Retained Assets....................................................    5
     Section 2.3.   Assumed Liabilities................................................    6
     Section 2.4.   Excluded Liabilities...............................................    6
     Section 2.5.   Closing............................................................    6
     Section 2.6.   Purchase Price.....................................................    7
     Section 2.7.   Delivery of Purchase Price and Transfer of Assets..................    7
     Section 2.8.   Allocation of Purchase Price.......................................    7
     Section 2.9.   Provision as to Uncollected Accounts Receivable....................    7
ARTICLE 3  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER............................    8
     Section 3.1.   Representations  and  Warranties Accurate..........................    8
     Section 3.2.   Performance by Seller..............................................    8
     Section 3.3.   Transfer Instruments...............................................    8
     Section 3.4.   Officer's Certificate..............................................    8
     Section 3.5.   Secretary's Certificate............................................    9
     Section 3.6.   Legal Prohibition..................................................    9
     Section 3.7.   Consent of DOJ.....................................................    9
     Section 3.8.   Authority Consent..................................................    9
     Section 3.9.   Other Consents.....................................................    9
     Section 3.10.  Due Diligence......................................................    9
     Section 3.11.  Financing..........................................................    9
     Section 3.12.  P&L Financial Statement Certification..............................    9
ARTICLE 4  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER...............................    9
     Section 4.1.   Representations and Warranties Accurate............................   10
     Section 4.2.   Performance by Purchaser...........................................   10
     Section 4.3.   Assumption Instruments.............................................   10
     Section 4.4.   Officer's Certificates.............................................   10
     Section 4.5.   Secretary's Certificates...........................................   10

                               TABLE OF CONTENTS
                                  (continued)

                                                                                         Page
     Section 4.6.   Legal Prohibition..................................................   10
     Section 4.7.   Consent of DOJ.....................................................   10
     Section 4.8.   Authority Consents.................................................   10
ARTICLE 5  INDEMNIFICATION.............................................................   10
     Section 5.1.   Survival of Representations and Warranties.........................   10
     Section 5.2.   Seller's Indemnity.................................................   11
     Section 5.3.   Purchaser's Indemnity..............................................   12
     Section 5.4.   Limitations on Indemnification by Seller...........................   12
     Section 5.5.   Limitations on Indemnification by Purchaser........................   13
     Section 5.6.   Notice and Defense of Claims.......................................   13
     Section 5.7.   Reimbursement......................................................   14
ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF SELLER....................................   14
     Section 6.1.   Organization and Qualification.....................................   14
     Section 6.2.   Due Authorization..................................................   14
     Section 6.3.   No Conflict; Consents..............................................   14
     Section 6.4.   NYCTA Agreement....................................................   15
     Section 6.5.   Advertising Contracts, Assigned Contracts and the Leases...........   15
     Section 6.6.   Title to Assets....................................................   15
     Section 6.7.   Condition of Assets................................................   15
     Section 6.8.   Litigation.........................................................   16
     Section 6.9.   Compliance with Law................................................   16
     Section 6.10.  Employee Benefit Plans and Benefit Arrangements....................   16
     Section 6.11.  No Material Adverse Effect.........................................   18
     Section 6.12.  Taxes..............................................................   18
     Section 6.13.  Brokers............................................................   19
     Section 6.14.  Insurance..........................................................   19
     Section 6.15.  Software...........................................................   19
     Section 6.16.  Intellectual Property..............................................   19
     Section 6.17.  P&L Financial Statement............................................   19
     Section 6.18.  Net Billings Statement.............................................   19

                               TABLE OF CONTENTS
                                  (continued)

                                                                                         Page
ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF PURCHASER.................................   20
     Section 7.1.   Organization.......................................................   20
     Section 7.2.   Due Authorization..................................................   20
     Section 7.3.   No Conflict........................................................   20
     Section 7.4.   Brokers............................................................   21
ARTICLE 8  COVENANTS...................................................................   21
     Section 8.1.   Filings and Authorizations.........................................   21
     Section 8.2.   Public Announcements...............................................   21
     Section 8.3.   Bulk Sales Compliance..............................................   21
     Section 8.4.   Imprints...........................................................   21
     Section 8.5.   [INTENTIONALLY OMITTED]............................................   21
     Section 8.6.   Access, Information and Confidentiality............................   22
     Section 8.7.   Conduct of Business................................................   22
     Section 8.8.   Books; Records; Access.............................................   23
     Section 8.9.   No Negotiation.....................................................   23
     Section 8.10.  FIRPTA.............................................................   23
     Section 8.11.  Successor Employee.................................................   23
     Section 8.12.  Agreement to be Bound..............................................   23
     Section 8.13.  Restrictive Covenant...............................................   23
     Section 8.14.  Transition.........................................................   24
ARTICLE 9  CERTAIN ACTIONS SUBSEQUENT TO THE CLOSING...................................   24
     Section 9.1.   Purchaser to Act as Agent for Seller...............................   24
     Section 9.2.   Business Employee and Employment Benefit Matters...................   24
     Section 9.3.   WARN Act...........................................................   27
     Section 9.4.   Payment of Liabilities.............................................   27
ARTICLE 10 TERMINATION.................................................................   27
     Section 10.1.  Termination Events.................................................   27
     Section 10.2.  Effect of Termination..............................................   28
ARTICLE 11 MISCELLANEOUS...............................................................   28
     Section 11.1.  Expenses...........................................................   28

                               TABLE OF CONTENTS
                                  (continued)

                                                                                         Page
     Section 11.2.  Amendment..........................................................   28
     Section 11.3.  Entire Agreement...................................................   28
     Section 11.4.  Headings...........................................................   29
     Section 11.5.  Notices............................................................   29
     Section 11.6.  Severability.......................................................   30
     Section 11.7.  Waiver.............................................................   30
     Section 11.8.  Counterparts and Facsimile Signatures..............................   30
     Section 11.9.  Governing Law and Jurisdiction.....................................   30
     Section 11.10. Assignment.........................................................   30
     Section 11.11. Remedies; Specific Performance; Blue Penciling.....................   30
     Section 11.12. Third Parties......................................................   31
     Section 11.13. Further Assurances.................................................   31
     Section 11.14. Successors and Assigns.............................................   31

                      ===================================

EXHIBITS
--------

Exhibit A:  Stipulation and Order filed December 6, 1999 in the U.S. District
            Court for the District Court for the District of Columbia, United
                                                                       ------
            States v. CBS Corporation, Infinity Broadcasting Corporation and
            ----------------------------------------------------------------
            Outdoor Systems Inc., Civil Action No. 9903212
            --------------------

Exhibit B:  Agreement dated January 1, 2000 between New York Transit Authority,
            Staten Island Rapid Transit Operating Authority and Transportation Displays Inc.

                                                                  EXECUTION COPY
                                                                  --------------


                             ACQUISITION AGREEMENT
                             ---------------------



        THIS ACQUISITION AGREEMENT, dated as of this 12th day of December, 2000, is entered into by and between Interep National Radio Sales, Inc., a New York corporation ("Purchaser"), and Transportation Displays Incorporated, a
                   ---------
Delaware corporation ("Seller").
                       ------

                              W I T N E S S E T H
                              - - - - - - - - - -

          WHEREAS, Seller is a signatory to that certain Stipulation and Order filed December 6, 1999 in the U.S. District Court for the District of Columbia, United States v. CBS Corporation, Infinity Broadcasting Corporation and Outdoor
-------------------------------------------------------------------------------
Systems Inc., Civil Action No. 9903212, providing for entry of the proposed
------------
Final Judgment in this matter (a copy of which is attached hereto as Exhibit A)
                                                                     ---------
(the "Final Judgment"), and concerning the divestiture of certain assets of
      --------------
Seller and its affiliates, including certain of the assets which are the subject of this Agreement;

          WHEREAS, in order to effectuate the sale and purchase of certain assets of Seller as more fully described herein, Seller shall sell and Purchaser shall purchase certain of the assets of Seller used in the Business (as defined herein), all upon the terms and conditions hereinafter set forth and subject to the Final Judgment.

          NOW, THEREFORE, in reliance upon the covenants and agreements set forth herein intending to be legally bound, the parties hereto agree as follows:

ARTICLE 1  DEFINITIONS
           -----------

          The following terms shall have the following respective meanings for all purposes of this Agreement:

          "Account Receivable" and "Accounts Receivable" have the meanings set
           ------------------       -------------------
forth in Section 2.9.

          "Advertising Contracts" has the meaning set forth in Section 2.1(a).
           ---------------------

          "Agreement" means this Agreement, as it may be amended or supplemented
           ---------
from time to time in accordance with its terms.

          "Allocation" has the meaning set forth in Section 2.8.
           ----------

          "Assets" has the meaning set forth in Section 2.1.
           ------

          "Assigned Contracts" has the meaning set forth in Section 2.1.
           ------------------

          "Assumed Liabilities" has the meaning set forth in Section 2.3.
           -------------------

          "Authority Consent" has the meaning set forth in Section 2.7(c).
           -----------------

          "Basket Amount" has the meaning set forth in Section 5.4.
           -------------

          "Benefit Arrangements" has the meaning set forth in Section
           --------------------
6.10(a)(iii).

          "Business" means the business conducted by Seller of installing,
           --------
displaying and maintaining advertising (including selling space for advertising purposes) at approved locations on the subways operated by the MTA New York City Transit System and MTA Staten Island Railway System in the routes and rights of way now or hereafter owned or operated by such authorities in the New York, New York area, as provided in the NYCTA Agreement.

          "Business Employees" has the meaning set forth in Section 6.10(a)(i).
           ------------------

          "Business Hires" has the meaning set forth in Section 6.10(a)(iv).
           --------------

          "Cap" has the meaning set forth in Section 5.4.
           ---

          "Closing" means the completion of the acquisition of the Assets
           -------
pursuant to this Agreement.

          "Closing Date" means the date the Closing takes place.
           ------------

          "Closing P&L Financial Statement" has the meaning set forth in Section
           -------------------------------
3.12.

          "COBRA" has the meaning set forth in Section 9.2(h).
           -----

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Collection Period" has the meaning set forth in Section 2.9.
           -----------------

          "Control" or "Controlled" means the possession, directly or
           -------      ----------
indirectly, of the power to direct or to cause the direction of management and policies of the Person in question, whether through the ownership of voting securities or by contract or otherwise.

          "DOJ" has the meaning set forth in Section 3.7.
           ---

          "Employee Benefit Plans" has the meaning set forth in Section
           ----------------------
6.10(a)(ii).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "Excluded Liabilities" has the meaning set forth in Section 2.4.
           --------------------

          "Indemnified Party" has the meaning set forth in Section 5.6.
           -----------------

          "Indemnifying Party" has the meaning set forth in Section 5.6.
           ------------------

          "Infinity" means Infinity Broadcasting Corporation, a Delaware
           --------
corporation.

          "Leased Tangible Assets" has the meaning set forth in Section 2.1(d).
           ----------------------

          "Leases" has the meaning set forth in Section 2.1(d).
           ------

          "Licenses" has the meaning set forth in Section 6.9.
           --------

          "Liens" means any charge, claim, condition, equitable interest, lien,
           -----
option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, transfer, receipt of income or exercise of any other attribute of ownership.

          "Material Adverse Effect" means any change in, or effect on, the
           -----------------------
Business that, individually or in the aggregate with any other changes in, or effects on, the Business, is materially adverse to the business, properties, prospects, results of operations or financial condition of the Business;

provided, however, that "Material Adverse Effect" shall not include any change
--------  -------
in, or effect in, the Business directly or indirectly arising out of or attributable to (i) changes or effects that generally affect the industries in which the Business operates, including, without limitation, changes or effects relating to competition, (ii) changes in national or international general economic, regulatory or political conditions, including any material adverse change in the financial markets in the United States or (iii) changes or effects resulting from the announcement of the transactions contemplated by this Agreement.

          "Multiemployer Plan" has the meaning set forth in Section 6.10(e).
           ------------------

          "Net Billings" has the meaning set forth in Section 6.18.
           ------------

          "Net Billings Statement" has the meaning set forth in Section 6.18.
           ----------------------

          "New York Business Location" means the warehouse located at 48-49 35th
           --------------------------
Street, Long Island City, New York.

          "NY Authority" has the meaning set forth in Section 2.1(a).
           ------------

          "NY Authority Consent" has the meaning set forth in Section 2.7(c).
           --------------------

          "NYCTA" has the meaning set forth in Section 2.1(a).
           -----

          "NYCTA Agreement" has the meaning set forth in Section 2.1(a).
           ---------------

          "Other Consents" has the meaning set forth in Section 3.9.
           --------------

          "Owned Tangible Assets" has the meaning set forth in Section 2.1(c).
           ---------------------

          "Pension Plans" has the meaning set forth in Section 6.10(a)(ii).
           -------------

          "Permitted Liens" means (i) Liens for Taxes not yet due, (ii)
           ---------------
mechanic's, materialmen's and similar Liens which have arisen in the ordinary course of business or (iii) other Liens which are immaterial in amount or character to the Business both individually and in the aggregate.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, joint venture, unincorporated organization, cooperative or a governmental entity or agency thereof.

          "P&L Financial Statement" has the meaning set forth in Section 6.17.
           -----------------------

          "Purchaser's 401(k) Plan" has the meaning set forth in Section 9.2(c).
           -----------------------

          "Purchase Price" has the meaning set forth in Section 2.6.
           --------------

          "Retained Assets" has the meaning set forth in Section 2.2.
           ---------------

          "Software" has the meaning set forth in Section 6.15.
           --------

          "Straddle Periods" has the meaning set forth in Section 5.2(d)(i).
           ----------------

          "Tax" shall mean any federal, state, local or foreign tax (including,
           ---
without limitation, any Income Tax, franchise tax, doing business tax, branch profits tax, capital gains tax, value-added tax, ad valorem tax, excise tax, transfer tax, employment tax, social security tax, sales tax, use tax, property tax, or any other kind of tax or payment in lieu of tax no matter how denominated), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any governmental body or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

          "Tax Return" shall mean any return (including any information return),
           ----------
report, statement, schedule, notice, form or other document or information filed with or submitted to or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any legal requirement relating to any Tax.

          "Transfer Taxes" has the meaning set forth in Section 2.7(b).
           --------------

          "WARN Act" has the meaning set forth in Section 9.2(c).
           --------

          "Welfare Plans" has the meaning set forth in Section 6.10(a)(ii).
           -------------

ARTICLE 2  PURCHASE AND SALE OF ASSETS
           ---------------------------

          Section 2.1. Purchase and Sale of Assets. At the Closing, upon the
                       ---------------------------
terms and subject to the conditions contained herein, Seller shall sell, transfer, convey, assign and deliver to Purchaser, effective as of the Closing, and Purchaser shall purchase and accept from Seller, the following assets of Seller related to the Business, free and clear of all Liens, other than Permitted Liens (collectively, the "Assets"):
                                    ------

           (a) all of the rights and benefits that accrue to Seller after the Closing Date under (i) that certain license agreement dated January 1, 2000, and any amendments or extensions thereto, between the New York City Transit Authority ("NYCTA"), the Staten Island Rapid Transit Operating Authority
            -----
(together with the NYCTA, the "NY Authority") and Seller (the "NYCTA Agreement")
                   -----       ------------                    ---------------
which is attached hereto as Exhibit B, (ii) the advertising contracts of Seller
                            ---------
relating to the NYCTA Agreement and the Business listed and described on
Schedule 2.1(a) hereof and any such advertising contracts relating exclusively to the NYCTA Agreement and the Business entered into in the ordinary course of business by Seller after the date hereof and prior to the Closing (the "Advertising Contracts"), to the extent such Advertising Contracts relate to the
 ---------------------
Business and have not expired or otherwise terminated prior to the Closing Date, and (iii) any other contracts or other rights of Seller with respect to the Business listed in Schedule 2.1(a) hereof (the "Assigned Contracts"), to the
                                                ------------------
extent such Assigned Contracts relate to the Business and have not expired or otherwise terminated prior to the Closing Date;

           (b) all operating data and records, business plans and projections of Seller to the extent (i) relating to the NYCTA Agreement, the Advertising Contracts and the Assigned Contracts and (ii) relating exclusively to the Business;

           (c) the inventory, office equipment, frames, advertising structures, charting materials, sales and promotional materials, supplies, furniture, fixtures (to the extent owned and transferable by Seller), photographs, machinery, equipment, computers, computer software (to the extent used exclusively in the Business and transferable by Seller), tools and other tangible assets owned by Seller and used primarily in the Business and (to the extent not included in the immediately preceding description of assets) those assets of Seller located at the New York Business Location (the "Owned Tangible
                                                                 --------------
Assets"), all as described in Schedule 2.1(c) hereof;
------

           (d) subject to Section 9.1 hereof, all the interest of and the rights and benefits accruing to Seller as lessee under such leases or rental agreements (including any security and other deposits related to such leases or rental agreements) covering: office space, machinery, equipment, computers, computer hardware, tools, supplies, furniture and fixtures, automobiles and other tangible assets used primarily in the Business or located at the New York Business Location (the "Leased Tangible Assets"), as such leases or rental
                        ----------------------
agreements are described in Schedule 2.1(d) hereof (the "Leases");
                                                         ------

           (e) all licenses, permits, approvals, qualifications, consents and other authorizations necessary for the lawful conduct, ownership and operation of the Business, if any, to the extent assignable, as listed on Schedule 2.1(e) hereof; and

           (f) all claims, warranty rights, causes of action and other similar rights arising in the conduct of the Business, except as otherwise set forth on
Schedule 2.1(f) hereof.

        Section 2.2. Retained Assets. All of the assets of Seller which are not
                     ---------------
included in Section 2.1 hereof (including, but not limited to, (a) any rights or benefits accruing to Seller under the NYCTA Agreement, Advertising Contracts and Assigned Contracts on or prior to the Closing Date and (b) any rights in or to the "TDI" trademark, service mark, trade name, logo or any other intellectual property derived therefrom or relating thereto) and that do not relate to the Business are expressly excluded and shall be retained by Seller (the "Retained
                                                                      --------
Assets").
------

        Section 2.3. Assumed Liabilities. At the Closing, upon the terms and
                     -------------------
subject to the conditions contained herein, Purchaser shall assume, effective as of the Closing Date, and agrees to pay, perform and discharge in accordance with their terms, solely the following obligations and liabilities of Seller relating to the conduct of the Business or the ownership of the Assets arising after the Closing Date (the "Assumed Liabilities"):
                   -------------------

           (a)  all obligations under the NYCTA Agreement;

           (b) all obligations pertaining to the Business and the Assets, including those arising under the Advertising Contracts, the Assigned Contracts and the Leases; and

           (c) any liabilities and obligations to be assumed and performed by Purchaser pursuant to Section 9.2 below.

        Section 2.4. Excluded Liabilities. Purchaser and Seller agree that
                     --------------------
Purchaser shall not assume any liabilities (contingent or otherwise), debts, contracts, commitments or other obligations of Seller of any nature whatsoever except as assumed hereunder. Without limitation of the foregoing, Purchaser shall not assume and shall not be liable for, any liability, commitment or expense of Seller as a result of or arising from any of the following (the "Excluded Liabilities"):
----------------------

           (a) any obligation for Taxes arising from the use or ownership of the Assets, or operation of the Business, for any periods up to and including the Closing Date or arising out of the sale by Seller of the Assets pursuant hereto;

           (b) any out-of-pocket expenses of Seller incurred in connection with the sale of the Assets pursuant hereto;

           (c) any liabilities or obligations of Seller relating to the Retained Assets;

           (d) any obligations or liabilities of Seller relating to the conduct of the Business or the ownership of the Assets (including any accounts payable related to the Business) arising on or prior to the Closing Date, including any liabilities arising from any violation of any applicable law, rule or regulation or from any property damage or personal injury arising on or prior to the Closing Date (including, without limitation, any liabilities in connection with, or arising out of or resulting from (i) any Business Employee arising on or prior to the Closing Date, (ii) any Employee Benefit Plans or (iii) withdrawal liability under any Multiemployer Plans of Seller); and

          (e) any liabilities relating to the failure to comply with the bulk sales law and any other similar law in any applicable jurisdiction in respect to the transactions contemplated by this Agreement.

        Section 2.5. Closing. The Closing shall take place at the offices of
                     -------
Weil, Gotshal & Manges LLP, at 767 Fifth Avenue, New York, New York on the date that all of the conditions set forth in ARTICLE 3 and ARTICLE 4 shall be satisfied or waived. Each party hereto agrees to use its reasonable efforts to satisfy promptly the conditions to the obligations of the respective parties hereto in order to expedite the Closing. The Closing shall be deemed for all purposes to have occurred at 11:59 p.m. on the Closing Date.

        Section 2.6. Purchase Price. The Purchase Price payable on the Closing
                     --------------
Date for the Assets (the "Purchase Price") shall be Thirty-Five Million dollars
                     --------------
($35,000,000) in cash.

        Section 2.7.  Delivery of Purchase Price and Transfer of Assets.
                      -------------------------------------------------

           (a) On the Closing Date, Purchaser shall deliver the Purchase Price by wire transfer of immediately available federal funds to an account specified by Seller at least two (2) days prior to the Closing Date.

           (b) At the Closing, Seller shall deliver to Purchaser such deeds, bills of sale, endorsements, assignments and other instruments of sale, conveyance, transfer and assignment as may be reasonably requested by Purchaser, in order to convey to Purchaser good and valid title to the Assets, free and clear of Liens, other than Permitted Liens. All sales, transfer or stamp Taxes, or similar charges, payable by reason of the sale hereunder (such Taxes, "Transfer Taxes") shall be paid by Seller. Seller shall pay and
 --------------
indemnify and hold harmless Purchaser (and its successors and assigns) for any such Transfer Taxes. Seller shall prepare and file the required Tax Returns and other required documents with respect to any such Transfer Taxes.

           (c) At the Closing, Seller shall deliver to Purchaser a written consent and release from the NY Authority (i) consenting to and permitting the assignment of the NYCTA Agreement to Purchaser on terms no less favorable to Purchaser than such agreement currently binds Seller and (ii) releasing Seller from any and all liabilities and obligations arising after the Closing Date under the NYCTA Agreement (the "NY Authority Consent").
                                --------------------

        Section 2.8.  Allocation of Purchase Price.  The aggregate amount of the
                      ----------------------------
Purchase Price and the Assumed Liabilities (that are properly included in Purchaser's tax basis for the Assets) shall be allocated in its entirety among the Assets in accordance with Schedule 2.8 hereto (the "Allocation"). Seller
                                                        ----------
and Purchaser shall file all information and Tax Returns (and any amendments thereto) in a manner consistent with this Section 2.8 (including, without limitation, IRS Form 8594 or any successor form). If, contrary to the intent of the parties hereto as expressed in this Section 2.8, any taxing authority makes or proposes an allocation different from the Allocation determined under this
Section 2.8, Seller and Purchaser shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), another party hereto may file such protective claims or returns as may reasonably be required to protect its interests.

        Section 2.9.  Provision as to Uncollected Accounts Receivable.  At the
                      -----------------------------------------------
Closing, Seller shall assign to Purchaser, for purposes of collection only, all accounts receivable relating directly and exclusively to the Business outstanding as of the Closing Date (hereinafter such accounts receivable are called individually "Account Receivable" and collectively "Accounts
                     ------------------                    --------
Receivable"). Seller shall also deliver to Purchaser as soon as practicable
----------
after the Closing Date a complete and detailed statement of each Account Receivable showing, among other things, the name, amount and age thereof. Purchaser agrees to make reasonable efforts to collect each

Account Receivable for a period of ninety (90) days after the Closing Date (the "Collection Period"). On or before the date which is thirty (30) days following
 -----------------
the Closing Date, and at the end of each thirty (30) day period thereafter or at such other times as Seller and Purchaser mutually determine, Purchaser shall furnish Seller with a list of, and pay over to Seller, the amounts Purchaser had collected with respect to the Accounts Receivable. Any payment received by Purchaser during or after such ninety (90) day period from any customer whose account is an Account Receivable hereunder shall be first applied in satisfaction of the oldest of any unpaid and accrued interest charges and, following payment of all such interest charges, in satisfaction of the oldest of any unpaid principal amounts due (but only to the extent that such customer does not dispute that such Account Receivable is properly due). On or before ninety
(90) days following the Closing Date, Purchaser shall furnish Seller with a list of each Account Receivable which is uncollected, together with all files concerning the collection or attempts to collect such Account Receivable. Purchaser shall not be obligated to refer any Account Receivable to a collection agency or an attorney for collection or to take any other legal action for the collection of any Account Receivable, and Purchaser shall not make any such referrals, take any such legal action, or compromise, settle or adjust the amount of any Account Receivable without Seller's consent. Seller shall be free, however, to take any action it may deem appropriate with respect to any Account Receivable reassigned to it.

ARTICLE 3  CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
           ------------------------------------------------
        The obligations of Purchaser under this Agreement to consummate the purchase of the Assets at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions (any of which may be waived in writing in whole or in part by Purchaser, to the extent permitted by applicable law):

        Section 3.1. Representations and Warranties Accurate. All
                     ---------------------------------------
representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

        Section 3.2.  Performance by Seller.  Seller shall have performed and
                      ---------------------
complied in all material respects with all the covenants and conditions required by this Agreement to be performed and complied with by Seller prior to or on the Closing Date.

        Section 3.3.  Transfer Instruments.  Purchaser shall have received
                      ---------------------
from Seller such instruments of transfer, assignment, conveyance and other instruments sufficient to convey, transfer and assign to Purchaser all right, title and interest in and to the Assets, all in form and substance reasonably satisfactory to Purchaser.

        Section 3.4.  Officer's Certificate.  Purchaser shall have received a
                      ---------------------
certificate, dated as of the Closing Date, signed by an authorized officer of Seller, to the effect that the conditions set forth in Section 3.1 and Section
3.2 have been satisfied.

        Section 3.5.  Secretary's Certificate.  Seller shall have delivered to
                      ------------------------
Purchaser a copy of a resolution adopted by Seller's board of directors and, if necessary, sole stockholder, authorizing the transactions contemplated by this Agreement, certified by a Secretary or Assistant Secretary of Seller.

        Section 3.6.  Legal Prohibition.  On the Closing Date, no injunction
                      -----------------
or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful.

        Section 3.7.  Consent of DOJ. All authorizations and consents required
                      --------------
to be obtained by Seller from the United States Department of Justice (the "DOJ") under the Final Judgment, including the approval of this Agreement, shall
 ---
have been received by Seller.

        Section 3.8.  Authority Consent.  Seller and Purchaser shall have
                      -----------------
received the NY Authority Consent (except with respect to any release of Seller thereunder).

        Section 3.9.  Other Consents.  Seller and Purchaser shall have received
                      --------------
such third party consents and approvals to the transfer of the Advertising Contracts, Assigned Contracts, Leases and any other Assets as are reasonably necessary for the valid transfer of such Assets to, and full enjoyment by, Purchaser of such Assets without the loss of any material rights with respect thereto enjoyed by Seller or the imposition of any materially burdensome conditions thereon (the "Other Consents").
                         ---------------

        Section 3.10.  Due Diligence.  Purchaser shall have completed its due
                       -------------
diligence review of the Business and the Assets to its reasonable satisfaction.

        Section 3.11.  Financing.  Purchaser shall have obtained financing in
                       ---------
the principal amount of up to the Purchase Price in order to consummate the transactions contemplated in this Agreement, such financing to be on terms reasonably satisfactory to Purchaser.

        Section 3.12.  P&L Financial Statement Certification.  On or prior to
                       -------------------------------------
the Closing Date, Seller shall have delivered to Purchaser a statement containing the information set forth on the P&L Financial Statement through and including the period from January 1, 2000 to the month ended immediately prior to the Closing Date (the "Closing P&L Financial Statement"), which Closing P&L
                          -------------------------------
Financial Statement shall be true and correct in all material respects as of the date set forth therein. On or prior to the Closing Date, Seller shall have delivered to Purchaser a certificate from Seller's independent auditor to the effect that the Closing P&L Financial Statement has been prepared (i) from the books and records of Seller and (ii) in accordance with Seller's accounting practices applied on a consistent basis throughout the period indicated.

ARTICLE 4  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER
           ---------------------------------------------

        The obligation of Seller under this Agreement to consummate the sale of the Assets at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions (any of which may be waived in writing in whole or in part by Seller, to the extent permitted by applicable law):

        Section 4.1.  Representations and Warranties Accurate.  All
                      ---------------------------------------
representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

        Section 4.2.  Performance by Purchaser.  Purchaser shall have performed
                      ------------------------
and complied in all material respects with all covenants and conditions required by this Agreement to be performed and complied with by Purchaser prior to or on the Closing Date.

        Section 4.3.  Assumption Instruments.  Seller shall have received from
                      -----------------------
Purchaser instruments of assumption and other instruments sufficient to effect Purchaser's assumption of the Assumed Liabilities, all in form and substance reasonably satisfactory to Seller.

        Section 4.4.  Officer's Certificates.  Seller shall have received
                      ----------------------
certificates, dated as of the Closing Date, signed by an authorized officer of Purchaser to the effect that the conditions set forth in Section 4.1 and Section
4.2 have been satisfied.

        Section 4.5.  Secretary's Certificates.  Purchaser shall have
                      -------------------------
delivered to Seller copies of resolutions adopted by Purchaser's board of directors and, if necessary, stockholders, authorizing the transactions contemplated by this Agreement, certified by a Secretary or Assistant Secretary of Purchaser.

        Section 4.6.  Legal Prohibition.  On the Closing Date, no injunction
                      -----------------
or order shall be in effect prohibiting consummation of the transactions contemplated hereby or which would make the consummation of such transactions unlawful.

        Section 4.7.  Consent of DOJ. All authorizations and consents required
                      --------------
to be obtained by Seller from the DOJ under the Final Judgment shall have been received by Seller.

        Section 4.8.  Authority Consents.  Seller and Purchaser shall have
                      ------------------
received the NY Authority Consent (except with respect to any release of Seller thereunder).

ARTICLE 5  INDEMNIFICATION
           ---------------

        Section 5.1.  Survival of Representations and Warranties.  Except for
                      ------------------------------------------
(i) the representations and warranties set forth in Sections 6.1, 6.2, 6.4, 6.6,
7.1 and 7.2, which shall survive indefinitely and (ii) the representations and warranties set forth in Section 6.12, which shall survive until the expiration of the applicable statute of limitations with respect to the subject matter thereof, all representations and warranties contained in this Agreement shall survive the Closing and shall remain in full force and effect until the date that is twelve (12) months after the Closing Date, and thereafter only to the extent of claims for which a notice has been given on or before such date; provided, however, that no such time limitation shall apply to fraud, or any
--------  -------
knowing misrepresentation or intentional breach of a warranty or covenant by a party hereunder.

        Section 5.2.  Seller's Indemnity.  Seller shall be responsible for the
                      ------------------
payment of and shall indemnify and hold harmless Purchaser and its successors and assigns at all times after the Closing Date against and in respect of:

           (a) any loss, damage, cost, expense or liability (including reasonable attorney's fees) resulting to Purchaser from the breach of any of the representations or warranties of Seller hereunder or the breach of any covenant of Seller under this Agreement; provided, however, under no circumstances shall
                                --------  -------
Seller be responsible to Purchaser or its successors or assigns for consequential or punitive damages (except if for any willful breach);

           (b)  all Excluded Liabilities;

           (c) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing; and

           (d) (i) (A) all Taxes relating to Seller, the Business or the Assets attributable to taxable periods that end on or prior to the Closing Date; and
(B) for all taxable periods which include (but do not end on) the Closing Date ("Straddle Periods"), Seller shall be responsible for the payment of Taxes
  ----------------
relating to Seller, the Business or the Assets which are attributable to such taxable periods up to and including the Closing Date and Purchaser shall be responsible for the payment of Taxes relating to the Business or the Assets attributable to the period from the day immediately following the Closing Date to the end of such taxable period. For purposes of this Section 5.2(d), Seller's allocable portion of Taxes with respect to a Straddle Period shall be (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, an amount equal to the Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the period for which such Taxes are paid ending on the Closing Date and the denominator of which is the number of days in the entire taxable period; and (y) in the case of any Taxes based upon or related to income or receipts, the amount that would be payable if the taxable period ended on the Closing Date. The party that has the primary obligation to do so under applicable law shall file any Tax Return that is required to be filed in respect of Taxes described in this Section 5.2(d), and that party shall pay the Taxes shown on such Tax Return and the other party shall reimburse the filing party for its share of such Tax as determined under this Section 5.2(d) by wire transfer of immediately available funds no later than twenty (20) days after receipt of written notice that such Tax has been paid to the applicable governmental body.


              (ii) Seller and Purchaser shall provide each other with such cooperation and information as either of them reasonably may request of the other with respect to Seller, the Business or the Assets in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes with respect to Seller, the Business or the Assets. Such cooperation and information shall include, without limitation, providing copies of all relevant portions of Tax Returns with respect to Seller, together with accompanying schedules and related work papers, documents relating to rulings or other determinations by taxing authorities and records concerning the ownership and tax basis of property, which either party may possess. Each party shall make its employees available on a mutually convenient basis to provide explanation of any documents or information provided hereunder. The party requesting assistance hereunder shall reimburse the other for any reasonable out-of-pocket costs incurred in providing any return, document or other written information, and shall compensate the other for any reasonable costs (excluding wages and salaries) of making employees available, upon receipt of reasonable documentation of such costs. Each party shall retain all returns, schedules and work papers and all material records or other documents relating thereto, until the expiration of the statute of limitations (including extensions) of the taxable years to which such returns and other documents relate and, unless the relevant portions of such returns and other documents are offered to the other party, until the final determination of any payments which may be required in respect of such years under this Agreement. Any information obtained under this Section 5.2(d)(ii) shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding and shall be used solely for the purposes set forth in the first sentence of this Section 5.2(d)(ii). Notwithstanding anything to the contrary in this Section 5.2(d)(ii), neither Seller nor Purchaser, nor any of their respective affiliates, shall be required unreasonably to prepare any document, or determine any information not then in its possession, in response to a request under this Section 5.2(d)(ii).

              (iii) Any indemnity payment that is due pursuant to this Section 5.2(d) shall be made not later than twenty (20) days after receipt by the party who is required to make such indemnification payment of a notice that such indemnity is due and the amount of the indemnity payment that is required to be made hereunder.

        Section 5.3.  Purchaser's Indemnity.  Purchaser shall be responsible
                      ---------------------
for the payment of and shall indemnify and hold harmless Seller and its successors and assigns at all times after the Closing Date against and in respect of:

           (a) any damage, loss, cost, expense or liability (including reasonable attorney's fees) resulting to Seller from the breach of any of the representations or warranties of Purchaser hereunder or the breach of any covenant of Purchaser under this Agreement; provided, however, under no
                                            -------- --------
circumstances shall Purchaser be responsible to Seller or its successors or assigns for consequential or punitive damages (except if for any willful breach);

           (b)  all Assumed Liabilities;

           (c) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses incident to any of the foregoing; and

           (d) all Taxes relating to the Business or Assets for periods commencing after the Closing Date.

        Section 5.4.  Limitations on Indemnification by Seller.  Notwithstanding
                      ----------------------------------------
anything herein to the contrary, Seller shall indemnify and hold Purchaser harmless pursuant to this Agreement for any loss, damage, cost, expense or liability from (i) the breach of any representations or warranties of Seller hereunder indemnifiable pursuant to Section 5.2(a) hereof or (ii) breach of any covenant required to be performed by Seller hereunder prior to the Closing indemnifiable pursuant to Section 5.2(a) hereof, but only to the extent that such amounts as to which Seller is obligated pursuant to Section 5.2(a) to indemnify Purchaser exceed in the aggregate $500,000 (such amount, the "Basket
                                                                        ------
Amount"); provided, that if aggregate claims
------    --------
hereunder exceed the Basket Amount, then Seller shall indemnify and hold Purchaser harmless pursuant to this Agreement only for the amount exceeding the Basket Amount; provided, however, that the Basket Amount shall not apply to
               --------  -------
fraud or any knowing misrepresentation or intentional breach of a warranty or covenant. Notwithstanding any other provisions of this Agreement, in no event shall Seller's liability to indemnify Purchaser hereunder for any such breach of Seller's representations and warranties or covenants referenced in this Section
5.4 exceed the Purchase Price (such amount, the "Cap"); provided, however, that
                                                 ---    --------  -------
any loss, damage, cost, expense or liability resulting from any breach of the representations and warranties contained in Sections 6.1, 6.2 and 6.13 shall not be subject to the Cap.

        Section 5.5.  Limitations on Indemnification by Purchaser.
                      -------------------------------------------
Notwithstanding anything herein to the contrary, Purchaser shall indemnify and hold Seller harmless pursuant to this Agreement for any loss, damage, cost, expense or liability from (i) breach of any representations or warranties of Purchaser hereunder indemnifiable pursuant to Section 5.3(a) hereof or (ii) breach any covenant required to be performed by Purchaser hereunder prior to the Closing indemnifiable pursuant to Section 5.3(a) hereof, but only to the extent that such amounts as to which Purchaser is obligated pursuant to Section 5.3(a) to indemnify Seller exceed in the aggregate the Basket Amount, provided, that if
                                                               --------
aggregate claims hereunder exceed the Basket amount, then Purchaser shall indemnify and hold Seller harmless pursuant to this Agreement only for the amount exceeding the Basket Amount; provided, however, that the Basket Amount
                                    --------  -------
shall not apply to fraud or any knowing misrepresentation or intentional breach of a warranty or covenant. Notwithstanding any other provisions of this Agreement, in no event shall Purchaser's liability to indemnify Seller hereunder for any such breach of representations and warranties or covenants referenced in this Section 5.5 exceed the Cap; provided, however, that any loss, damage, cost,
                                 --------  -------
expense or liability resulting from any breach of the representations and warranties contained in Sections 7.1, 7.2 and 7.5 shall not be subject to the Cap.

        Section 5.6.  Notice and Defense of Claims.  Each party entitled to
                      ----------------------------
indemnification under this ARTICLE 5 (the "Indemnified Party") shall give notice
                                           -----------------
to the party required to provide indemnification (the "Indemnifying Party")
                                                       ------------------
promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be reasonably acceptable to the Indemnified Party and the Indemnified Party may participate in such defense at the Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this ARTICLE 5, except to the extent the Indemnifying Party demonstrates that it has been materially prejudiced thereby. The Indemnifying Party, in the defense of any such claim or litigation, shall not, except with the consent of the Indemnified Party, consent to entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. Notwithstanding the foregoing, if the Indemnified Party determines in good faith that there is a reasonable probability that a claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle such claim, but the Indemnifying Party will not be bound by any determination of a claim so defended or any compromise or settlement effected without its consent.

        Section 5.7.  Reimbursement.  At the time that the Indemnified Party
                      -------------
shall suffer a loss because of a breach of any representation, warranty or covenant by the Indemnifying Party or at the time the amount of any liability on the part of the Indemnifying Party under this ARTICLE 5 is determined (which in the case of payment to third persons shall be the earlier of (a) the date of such payments or (b) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights) establishing such liability, the Indemnifying Party shall forthwith, upon prompt notice from the Indemnified Party, pay to the Indemnified Party the amount of such indemnity claim.

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF SELLER
           ----------------------------------------

        Seller hereby represents and warrants to Purchaser as follows:

        Section 6.1.  Organization and Qualification.  Seller is a corporation
                      ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own or lease its properties and carry on its business as presently conducted. Seller is licensed or qualified to transact business in each jurisdiction in which the nature of the properties owned or leased by it or the business transacted by it requires it to be so licensed or qualified, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Seller.

        Section 6.2.  Due Authorization.  Seller has all requisite corporate
                      -----------------
power and authority to execute and deliver this Agreement and to perform fully its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the other documents contemplated hereby, the performance by Seller of its obligations hereunder, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement is a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

        Section 6.3.  No Conflict; Consents.  Except as set forth in Schedule
                      ---------------------
6.3, neither the execution and delivery of this Agreement or any of the other documents contemplated hereby by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the Articles of Incorporation or By-Laws of Seller or (ii) any statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Seller is a party or by which Seller (or any of the properties or assets of Seller) is subject or bound; (b) result in the creation of, or give any party the right to create, any lien, charge, option, security interest or other encumbrance upon the property and assets of Seller; or (c) require Seller to obtain any authorization, consent, approval or waiver from, or to make any filing with, any public body or authority or to obtain the approval or consent of any other Person; except, in the case of (c) above, as would not reasonably be expected to have a Material Adverse Effect on Seller or the Business. Other than the NY Authority Consent, the authorizations and consents required to be obtained by Seller from the DOJ under the Final Judgment and the Other Consents, there are no other consents, waivers or approvals required by law or contract to be obtained to transfer or assign to Purchaser any of the Assets or to consummate any of the other transactions contemplated by this Agreement.

        Section 6.4.  NYCTA Agreement.  The NYCTA Agreement is a valid and
                      ---------------
binding obligation of Seller, enforceable in accordance with its terms, and Seller is not in breach of any material provision of, and has not received notice of, any such breach under the terms of the NYCTA Agreement. To Seller's knowledge, the NYCTA is not in breach of any material provision of the NYCTA Agreement. Exhibit B hereto contains a true, correct and complete copy of the
           ---------
NYCTA Agreement, as amended to the date hereof.

        Section 6.5.  Advertising Contracts, Assigned Contracts and the Leases.
                      --------------------------------------------------------
The Advertising Contracts, Assigned Contracts and the Leases are valid and binding obligations of Seller, enforceable in accordance with their terms, and Seller is not in breach of any material provision of, nor is in default in any material respect under the terms of, any of the Advertising Contracts, Assigned Contracts or the Leases, nor has it received any notice to such effect. To Seller's knowledge, no other party to the Advertising Contracts, the Assigned Contracts or the Leases is in breach of any material provision thereof. Except for any agreements to which Seller is a party that relate to the operation of the Business conducted by Seller at its headquarters or at any other of Seller's offices other than the New York Business Location, the Advertising Contracts, Assigned Contracts and the Leases collectively constitute all of the material agreements to which Seller is a party in respect of the Business.

        Section 6.6.  Title to Assets.  Seller has, and, except for the
                      ---------------

Retained Assets, upon payment therefor Purchaser will have, as of the Closing Date, good and valid title to, or valid and subsisting leasehold interests in or valid licenses to use, all of the Assets, free and clear of any and all Liens, other than Permitted Liens.

        Section 6.7.  Condition of Assets.  Exhibit B and Schedules 2.1(a),
                      -------------------   ---------
2.1(c), 2.1(d), 2.1(e) and 2.1(f) accurately reflect all the property and assets held by Seller to be transferred to Purchaser in connection with this Agreement. The Owned Tangible Assets and the Leased Tangible Assets constitute all of the material operating assets of Seller necessary for Seller to fulfill its existing obligations as of the date hereof under the NYCTA Agreement, the Advertising Contracts and the Assigned Contracts and are in good operating condition and repair, reasonable wear and tear excepted. All material inventories of the Business at the New York Business Location (including, without limitation, stationery, consumable office supplies, training literature, photos, non-proprietary promotional materials and other supplies) to be delivered to Purchaser at the Closing (A) meet the usual standards of Seller, (B) are suitable for use in the Business and (C) exist at levels consistent with Seller's operation of the Business as currently conducted, consistent with Seller's past practice with respect to the Business.

        Section 6.8.  Litigation.  Except as set forth in Schedule 6.8, there
                      ----------
are no actions, suits, proceedings or investigations pending or, to the knowledge of Seller, threatened against Seller at law, in equity or otherwise, in, before, or by, any court or governmental agency or authority that, if determined adversely to Seller, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business. There is no unsatisfied judgment or outstanding order, injunction, decree, stipulation or award (whether rendered by a court or administrative agency or by arbitration) against Seller with respect to the Business or Assets which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Business.

        Section 6.9.  Compliance with Law.  Neither the Assets nor the Business
                      -------------------
is (i) being operated or conducted in violation of any law, ordinance, regulation or order of any federal, state or local governmental entity, including, without limitation, any law, ordinance, regulation or order with respect to the environment or the release or treatment of hazardous materials, or (ii) subject to any unpaid fine or any continuing governmental sanction for any such violation, except for, in either case, such violations, fines or sanctions which if enforced, individually or in the aggregate, would not have a Material Adverse Effect on Seller or the Business. Seller has not received any written notices, orders, correspondence or documents from any governmental entity notifying Seller of any violation or alleged violation of any provision of any foreign, federal, state or local law, regulation or ordinance applicable to either the Business or the Assets which violation or alleged violation, individually or in the aggregate, would have a Material Adverse Effect on Seller or the Business. Schedule 6.9 hereto lists all governmental approvals, permits and licenses material to the Business (the "Licenses"). The Licenses constitute
                                            --------
all material permits which are required for Seller to operate the Business as currently conducted by Seller, consistent with Seller's past practice immediately prior to the Closing. To Seller's knowledge, each of the Licenses is valid and in full force and effect immediately prior to the Closing.

        Section 6.10.  Employee Benefit Plans and Benefit Arrangements.
                       -----------------------------------------------

           (a) The following terms shall have the following respective meanings for purposes of this Agreement:

              (i)  The term "Business Employees" shall mean all current
                             ------------------
employees of Seller with respect to the Business, including employees on approved leaves of absence (whether family leave, workers compensation, medical leave or otherwise), and who are listed on Schedule 6.10(a)(i) hereto.

              (ii) The term "Employee Benefit Plans" shall mean each and all
                             ----------------------
"employee benefit plans" as defined in Section 3(3) of ERISA, maintained or contributed to by Seller or any predecessor thereof or in which Seller or any predecessor participates or participated and which provides benefits to Business Employees including (a) any "employee welfare benefit plans" as defined in
Section 3(1) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), (1) which Seller maintains, administers, contributes to or is
  -------------
required to contribute to, or under which Seller may incur liability and (2) which covers any employee or former employee of Seller; and (b) any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (other than a multiemployer plan as defined in Section 4001(a)(3) of

ERISA) ("Pension Plans") (1) which Seller contributes to, or, within the five
         -------------
years prior to the date of this transaction, maintained, administered, contributed to or was required to contribute to, or under which Seller may incur any liability and (2) which covers any employee or former employee of Seller; and

              (iii)  The term "Benefit Arrangements" shall mean any life and
                               --------------------
health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, service award, company car, scholarship, relocation, patent award, fringe benefit, contracts, collective bargaining agreements, individual employment, consultancy, termination contracts or severance contracts and other policies or practices of Seller providing employee or executive compensation or benefits to Business Employees, other than Employee Benefit Plans.

              (iv) The term "Business Hires" shall mean all Business Employees
                             --------------
who accept employment with Purchaser and are hired by Purchaser.

           (b) Schedule 6.10(b) lists all Employee Benefit Plans and material Benefit Arrangements. Prior to the Closing Date, to the extent applicable, Seller will have made available to Purchaser true, complete and correct copies of each Employee Benefit Plan and the most recent summary plan description for each Employee Benefit Plan.

           (c) Except as set forth in Schedule 6.10(c), none of the Employee Benefit Plans are subject to Title IV of ERISA or Section 412 of the Code.

           (d) To the knowledge of Seller, no "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to the Employee Benefit Plans that would result in a material liability.

           (e) Except as set forth in Schedule 6.10(e), none of the Employee Benefit Plans is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA ("Multiemployer Plan"). As of the Closing, Seller has not incurred any
           ------------------
liability or taken any action and, to Seller's knowledge, no action or event has occurred, that could cause it to incur any liability (A) on account of a partial or complete withdrawal (as defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Plan, or (B) on account of unpaid contributions to any Multiemployer Plan.

           (f) Except as set forth in Schedule 6.10(f), no Business Employee will become entitled to any materially enhanced or accelerated benefit as a result of the transactions contemplated hereby.

           (g) Except as set forth in Schedule 6.10(g), no amount payable to any Business Employee in connection with the transactions contemplated by this Agreement will fail to be deductible by reason of Code Section 280G.

           (h) Except as disclosed in Schedule 6.10(h), since December 31, 1999, there have been no Employee Benefit Plan amendments which have resulted in a material increase in liabilities of the Business.

           (i) Seller has complied in all material respects with applicable law, rules and regulations with respect to each Employee Benefit Plan.

           (j) Seller has complied in all material respects with all other applicable federal, state, and local laws, rules and regulations relating to wages and hours, unemployment, worker's compensation and withholding with respect to the Business Employees. Seller is not a party to any collective bargaining agreement or any other contract with any labor organization with respect to the Business Employees except as set forth in Schedule 6.10(j) and is not aware of any labor organizational actions with respect to the Business Employees.

        Section 6.11.  No Material Adverse Effect.  Since January 1, 2000,
                       --------------------------
there has been no Material Adverse Effect.

        Section 6.12.  Taxes.
                       -----

           (a) Except as disclosed on Schedule 6.12(a), Seller has duly filed, or caused to be filed, and, with respect to any Tax Return required to be filed for any period ending on or prior to the Closing Date, will file, or cause to be filed, all Tax Returns required to be filed in respect of the Business or the Assets. Except as would not reasonably be expected to have a Material Adverse Effect on Seller or the Business, such Tax Returns were, and in the case of Tax Returns not yet filed, will be, true, correct and complete when filed.

           (b) Except as disclosed on Schedule 6.12(b), (i) Seller has duly paid, caused to be paid, or made provision for the payment of and will timely pay, all Taxes relating to the Business or the Assets for all periods ending prior to or on, and including, the Closing Date, (ii) all Taxes relating to the Business or the Assets that Seller is or was required to withhold or collect have been duly withheld or collected, including, without limitation, all employment related Taxes and withholdings, and to the extent required, have been or will be timely paid to the proper governmental body or other Person when due,
(iii) there are no Tax liens upon any of the Assets, other than liens for Taxes not yet due and payable and (iv) no deficiency for any amount of Tax has been asserted or assessed, in each case in writing, by a taxing authority against Seller with respect to the Business or the Assets that has not previously been paid.

           (c) Except as disclosed on Schedule 6.12(c), there is no claim, audit, action, suit, proceeding or investigation now pending against, or to Seller's knowledge threatened by any governmental body with respect to, the Business or the Assets in respect of any Tax (including any claim by any governmental body of a jurisdiction where Seller does not file Tax Returns that Seller, with respect to the Business or the Assets, is or may have been subject to taxation by that jurisdiction).

           (d) As of the Closing, none of the Assets (i) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, (ii) is "qualified leased property" subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954 or
(iii) secures any debt the interest on which is exempt from tax under Section 103 of the Code.

        Section 6.13.  Brokers.  Seller has not paid or become obligated to pay
                       -------
any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

        Section 6.14.  Insurance.  Seller maintains insurance policies with
                       ---------
respect to the Business and the Assets in amounts not less than is customarily maintained, subject to reasonable deductibles for Seller, by persons engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks typical in the industry. Seller has conducted its business in a manner so as to conform in all material respects to all applicable provisions of such policies, and Seller has not taken or failed to take any action which would cause any such insurance policy to not be in full force or effect in any material respect.

        Section 6.15.  Software.  Seller owns or has valid licenses to use all
                       --------
computer software, applications and data bases currently used exclusively in the conduct of the Business (together, the "Software"). The use of Seller's owned
                                        --------
Software, and to Seller's knowledge, of its licensed Software, does not infringe on the intellectual property rights of any third party. Seller is in compliance in all material respects with the terms of all Software license agreements to which it is a party. Seller has taken and is taking reasonable precautions consistent with industry practices to protect any material trade secrets and other confidential information included in the Software.

        Section 6.16.  Intellectual Property.  To Seller's knowledge, the
                       ---------------------
Business, as presently conducted, does not violate any patent, trademark, service mark, trade name, copyright, trade secret, license or proprietary interest of any other party, in any way which could reasonably be expected to have a Material Adverse Effect, and no claim has been asserted to the contrary. Seller has taken commercially reasonable measures to preserve the confidentiality of all confidential data transmitted to it in the operation of the Business and has complied in all material respects with any and all privacy policies and confidentiality agreements applicable to Seller in the conduct of the Business. Other than the "TDI" trademark, service mark, trade name, logo or any other intellectual property derived therefrom or relating thereto, Seller does not use any other copyrights, trademarks, service marks or trade names in its conduct of the Business.

        Section 6.17.  P&L Financial Statement.  The financial information with
                       -----------------------
respect to the NYCTA Agreement set forth on Schedule 6.17 (the "P&L Financial
                                                                -------------
Statement") is true and correct, in all material respects, as of the dates
---------
indicated thereon. The P&L Financial Statement has been prepared from the books and records of Seller and fairly presents, in all material respects, the financial information with respect to the NYCTA Agreement set forth therein as at the dates and for the periods reflected thereon in accordance with Seller's accounting practices applied on a consistent basis throughout the period indicated.

        Section 6.18.  Net Billings Statement.
                       ----------------------

           (a) Schedule 6.18(a) is a true and correct statement of Seller's Net Billings (for purposes hereof, "Net Billings" means gross advertising
                                    ------------
revenues less agency commissions) for the Business arranged by client for each month in the eleven-month period ended November 30, 2000 and including an aggregate amount of Net Billings for the eleven-month period ended

November 30, 2000 (the "Net Billings Statement"). All Net Billings were
           ---------------------
generated pursuant to valid contracts with the advertisers listed on Schedule 6.18, and Seller has made available or will make available to Purchaser a true and correct copy of each such contract.

           (b) Schedule 6.18(b) sets forth, as of the date hereof, the current aggregate Net Billings for the calendar year 2001 for the Advertising Contracts and Assigned Contracts, which Net Billings are subject to any cancellations or modifications of the Advertising Contracts or Assigned Contracts. Seller has made available or will make available to Purchaser a true and correct copy of each Advertising Contract and Assigned Contract.

ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF PURCHASER
           -------------------------------------------

        Purchaser hereby represents and warrants to Seller as follows:

        Section 7.1.  Organization.  Purchaser is a corporation duly organized,
                      ------------
validly existing and in good standing under the laws of the State of New York, with full corporate power and authority to own or lease its properties and carry on its business as presently conducted. Purchaser is licensed or qualified to transact business in each jurisdiction in which the nature of the properties owned or leased by it or the business transacted by it requires it to be so licensed or qualified, except where the failure to be so qualified or licensed would not have a material adverse effect on Purchaser.

        Section 7.2.  Due Authorization.  Purchaser has all requisite corporate
                      -----------------
power and authority to execute and deliver this Agreement and to perform fully its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the other agreements contemplated hereby, the performance by Purchaser of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement is a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (except as the enforceability thereof may be limited by any applicable bankruptcy, insolvency or other laws affecting creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in equity or at law).

        Section 7.3.  No Conflict.  Neither the execution and delivery of this
                      -----------
Agreement or any of the other agreements contemplated hereby by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby will
(a) conflict with, result in a breach or violation of or constitute (or with notice or lapse of time or both constitute) a default under, (i) the Articles of Incorporation or By-laws of Purchaser, or (ii) any statute, regulation, order, judgment or decree or any instrument, contract or other agreement to which Purchaser is a party or by which it (or any of its properties or assets) is subject or bound which would have a material adverse effect on the businesses of Purchaser; (b) result in the creation of, or give any party the right to create, any lien, charge, encumbrance, security interest or other adverse interest upon any property or asset of Purchaser or which would have a material adverse effect on the business of Purchaser; or (c) require Purchaser to obtain any authorization, consent, approval or waiver from, or to make any filing (other than filing to qualify as a foreign corporation where necessary) with, any public body or authority, or to obtain the approval or consent of any other Person; except, in the case of

(b) and (c) above, as would not reasonably be expected to have a material adverse effect on Purchaser and except as set forth in Schedule 7.3 hereto.

        Section 7.4.  Brokers.  Purchaser has not failed to pay or become
                      -------
obligated to pay any fee or commission to any broker, finder, investment banker or other intermediary in connection with the transactions contemplated by this Agreement.

ARTICLE 8  COVENANTS
           ---------

        Section 8.1.  Filings and Authorizations.  Each of Seller and Purchaser,
                      --------------------------
as promptly as practicable, (a) will make, or cause to be made, all filings and submissions under laws, rules and regulations applicable to it, or to its subsidiaries and affiliates, as may be required for it to consummate the transactions contemplated hereby; (b) will use its commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons and governmental or public authorities or bodies necessary to be obtained by it, or any subsidiaries or affiliates, in order for it so to consummate such transactions; and (c) will use its reasonable best efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfill its obligations hereunder. In particular, Seller shall seek and use its reasonable best efforts to obtain (i) all authorizations and consents required to be obtained by Seller from the DOJ under the Final Judgment and (ii) all Other Consents necessary for the assignment to Purchaser of the NYCTA Agreement, the Advertising Contracts, the Leases and the Assigned Contracts. Seller and Purchaser will coordinate and cooperate with one another in exchanging information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing. Purchaser shall use its reasonable best efforts to assist Seller in obtaining all consents required under the Advertising Contracts and the Assigned Contracts as a result of this Agreement and the transactions contemplated hereby.

        Section 8.2.  Public Announcements.  Unless and to the extent required
                      --------------------
by law or any applicable stock exchange rule or listing requirement, each party hereto will agree in advance prior to the issuance by either of any press release or the making of any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent in writing of the other party. In the event that either party is required to issue a press release or make a public statement by law, it will notify the other party of the contents thereof in advance of the issuance or making thereof.

        Section 8.3.  Bulk Sales Compliance.  Purchaser and Seller hereby waive
                      ----------------------
compliance by Purchaser and Seller with the bulk sales law and any other similar laws in any applicable jurisdiction in respect to the transactions contemplated by this Agreement.

        Section 8.4.  Imprints.  No later than ninety (90) days after the
                      ---------
Closing, Purchaser shall use its best efforts to remove from all structures covered by the terms of the NYCTA Agreement all imprints used by Seller containing Seller's trade names or the trade names of any of Seller's affiliates.

        Section 8.5.  [INTENTIONALLY OMITTED].
                      -----------------------

        Section 8.6.  Access, Information and Confidentiality.
                      ----------------------------------------

           (a) Seller shall permit Purchaser and its representatives after the date of this Agreement and until the Closing to have access, during regular business hours and upon reasonable advance notice, to the New York Business Location, and shall furnish, or cause to be furnished, to Purchaser such financial and operating data and other information with respect to the Business as Purchaser shall from time to time reasonably request.

           (b) Whether or not the transactions contemplated hereby are consummated, each of Seller and Purchaser shall keep confidential all information and materials regarding the other party reasonably designated by such party as confidential at the time of disclosure thereof. If the transactions contemplated hereby are consummated, Seller shall maintain confidential and shall not use or disclose, directly or indirectly (except as required by law or as authorized in writing by Purchaser prior to such disclosure), any confidential or proprietary information or materials regarding the Business or the Assets. If the transactions contemplated hereby are not consummated, Purchaser (i) shall maintain strict confidentiality of all non-public, proprietary information obtained during its due diligence review of Seller, the Business and the Assets, (ii) shall return to Seller or destroy all documents received from Seller and all copies thereof containing any such information and (iii) shall not use any of Seller's non-public, proprietary information for Purchaser's own purposes.

        Section 8.7.  Conduct of Business.  From the date hereof to the Closing,
                      -------------------
Seller covenants and agrees to operate the Business solely in the ordinary and usual course in accordance with Seller's past custom and practice and to use its reasonable best efforts to preserve the properties, Business and relationships with suppliers and customers of the Business. Except as otherwise contemplated by this Agreement or consented to in writing by Purchaser, Seller covenants and agrees that, until the Closing:

           (a) it shall maintain insurance coverage with respect to the Business at presently existing levels so long as such insurance is available at commercially reasonable rates;

           (b) other than in Seller's ordinary and usual course of business, it shall not, with respect to the Business, (i) dispose of or encumber any material assets of the Business; (ii) incur any material liabilities which would constitute Assumed Liabilities hereunder; (iii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing or
(iv) amend any Assigned Contract, Advertising Contract or Lease (including, without limitation, any collective bargaining agreement); and

           (c) it shall not grant any salary or wage increase (other than pursuant to the union contracts listed on Schedule 8.7(c)) or create or amend any employee benefit plan covering employees of the Business (other than those employees to whom Purchaser has not, as of the date of this Agreement, offered employment following the Closing).

        Section 8.8.  Books; Records; Access.  At the Closing, Seller shall
                      ----------------------
deliver to Purchaser all the books and records of Seller relating primarily to the Business and copies of the relevant portions of any books and records that otherwise relate to the Business. Seller represents that all such books and records shall be complete and correct in all material respects. Until the third anniversary of the Closing Date, Purchaser and Seller agree to retain all such books and records in existence on the Closing Date and to make the same available after the Closing Date for inspection and copying by the other or its agents (at such party's expense), upon reasonable request and upon reasonable notice.

        Section 8.9.  No Negotiation.  From the date hereof until the earlier
                      --------------
of (i) the Closing or (ii) the termination of this Agreement pursuant to ARTICLE 10, and except as otherwise may be required by the DOJ pursuant to the Final Judgment, Seller will not, and will cause each of its representatives not to, directly or indirectly solicit, initiate or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person (other than Purchaser) relating to any transaction involving the sale of the Business or Assets (other than in the ordinary course of business) or any stock sale, merger, consolidation, business combination or similar transaction involving the Business.

        Section 8.10.  FIRPTA.  At the Closing, Seller shall deliver to
                       ------
Purchaser a certificate of Seller certifying that Seller is not a "foreign person" within the meaning of Section 1445 of the Code, which certificate shall be reasonably satisfactory to Purchaser.

        Section 8.11.  Successor Employee.  Seller and Purchaser agree that
                       ------------------
pursuant to the "Alternate Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, with respect to preparing, filing and furnishing Internal Revenue Service Forms W-2, W-3, 941 and W-5, (i) Seller and Purchaser shall report on a "predecessor-successor" basis as set forth therein, (ii) Seller shall be relieved from furnishing Forms W-2 to any of its employees who become employees of Purchaser immediately following the Closing and who continue to be employed by Purchaser on January 31 of the calendar year immediately following the calendar year of Closing, (iii) Purchaser shall assume the obligations of Seller to furnish such Forms W-2 to such employees for the full calendar year in which the Closing occurs and (iv) Seller shall transfer to Purchaser all Forms W-4 for any Business Employees for the calendar year in which Closing occurs.

        Section 8.12.  Agreement to be Bound.  Pursuant to Article III of the
                       ---------------------
Final Judgment, Purchaser hereby covenants and agrees to be bound by the provisions of the Final Judgment.

        Section 8.13.  Restrictive Covenant.  None of Seller, Infinity or any of
                       --------------------
Infinity's other Controlled subsidiaries, any successor to Seller, Infinity or any of Infinity's other Controlled subsidiaries or any successor to all or substantially all of their respective businesses (including any successor that is an affiliate of Infinity), shall submit a bid in connection with the bidding process conducted by the NY Authority with respect to the NYCTA Agreement (including any bidding process with respect to any "new types of Advertising Devices" (as such phrase is defined in the NYCTA Agreement) to be used on the subways operated by the NY Authority in the routes and rights of way now or hereafter owned or operated by the NY Authority in the New York, New York area) that occurs immediately following the earlier of (a) the expiration of the current NYCTA Agreement on December 31, 2005, or (b) the date upon which the current NYCTA Agreement is otherwise terminated in accordance with its terms.

        Section 8.14.  Transition.  Seller shall use its commercially reasonable
                       ----------
efforts to assist Purchaser from time-to-time in transitioning the operation of the Business from Seller to Purchaser prior to the Closing Date and for six (6) months thereafter by providing, upon reasonable request by Purchaser, such assistance as may be mutually agreed between the parties (which shall include, but not by way of limitation, assistance and the provision of information in connection with (i) certain charting functions with respect to the Business,
(ii) accounts payable and receivable aging and (iii) relationships with clients of the Business prior to the Closing Date). Seller shall use its commercially reasonable efforts to make available certain of its personnel (which determination concerning personnel shall be made by mutual agreement of the parties) to assist Purchaser in connection with the transitioning referred to in this Section 8.14.

ARTICLE 9  CERTAIN ACTIONS SUBSEQUENT TO THE CLOSING
           -----------------------------------------

        Section 9.1.  Purchaser to Act as Agent for Seller.  This Agreement
                      ------------------------------------
shall not constitute an agreement to assign any contract right included among the Assets if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way adversely affect the rights of Seller thereunder. If such consent is not obtained or if any attempted assignment would be ineffective or would adversely affect Seller's rights thereunder so that Purchaser would not in fact receive all such rights, then Purchaser shall act as the agent for Seller in order to obtain for Purchaser the benefits thereunder. Nothing herein shall be deemed to make Purchaser Seller's agent in respect of the Retained Assets.

        Section 9.2.  Business Employee and Employment Benefit Matters.
                      ------------------------------------------------

           (a)  Continuation of Employment.  Purchaser shall offer employment
                --------------------------
to each Business Employee on the Closing Date, provided that any such offer shall be expressly conditioned on the consummation of the transactions contemplated hereunder. As of the Closing, the Business Hires shall cease participating in all Employee Benefit Plans of Seller. Seller shall deliver a schedule to Purchaser of anticipated Business Employees fifteen (15) business days before the Closing Date. Such schedule shall be updated by Seller as soon as practical after the Closing Date. Any employee of Seller who is not otherwise a Business Employee but who is offered and accepts employment by Purchaser, pursuant to mutual agreement with Seller, during the six months following the Closing Date shall be deemed to be a Business Hire as of the date of actual employment with Purchaser. Purchaser shall not offer employment to any employee of any Seller during such six-month period without the consent of Seller. Purchaser shall not be responsible for, and Seller shall indemnify and hold harmless Purchaser against, any severance benefits or other liabilities in respect of any Business Employee who does not accept an offer of employment from Purchaser; provided that any such failure to accept an offer of employment from Purchaser is not the result of Purchaser's failure to comply with the provisions of this Section 9.2.

           (b)  Continuation of Compensation and Benefits.  Notwithstanding the
                -----------------------------------------
more specific provisions set forth in this Section 9.2, Purchaser shall provide or shall cause to be provided to the Business Hires, other than Business Hires who are subject to a collective bargaining agreement, compensation equivalent to the compensation received by such Business Hires immediately prior to the Closing Date and benefits or coverage under the employee benefit plans and benefit arrangements that Purchaser maintains for similarly situated employees. Purchaser shall cause Business Hires to receive full credit for years of service with Seller prior to the Closing Date for purposes of eligibility, participation and vesting, but not accrual, of benefits under Purchaser's employee benefit plans and benefit arrangements.

           (c)  Savings Plan.
                ------------

              (i) As soon as reasonably practicable after the Closing Date, Purchaser shall adopt or have in effect a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the "Purchaser's 401(k) Plan") which offers benefits to
                         -----------------------
Business Hires eligible to participate in Seller's 401(k) plan which is listed on Schedule 6.10(b) hereto (the "Seller 401(k) Plan") and which contains
                                 ------------------
provisions substantially similar to the provisions of the Seller 401(k) Plan to the extent required by Section 411(d)(6) of the Code for account balances to be transferred from the Seller 401(k) Plan. Each Business Hire eligible to participate in the Seller 401(k) Plan as of the Closing Date shall become eligible to participate in Purchaser's 401(k) Plan as soon as reasonably practicable after the Closing Date.

              (ii) As soon as reasonably practicable after the Closing Date, and after receipt of documentation described in (iii) below, Seller shall cause to be transferred from the Seller 401(k) Plan to Purchaser's 401(k) Plan assets having a fair market value equal to the aggregate value of the account balances in the Seller 401(k) Plan as of the date of transfer with respect to Business Hires and Purchaser shall cause the Purchaser's 401(k) Plan to accept the receipt of such transfers and the liabilities relating thereto, in accordance with Section 414(l) of the Code.

              (iii) As soon as reasonably practicable after the Closing Date, Purchaser shall provide Seller with (A) a copy of the most recent favorable IRS determination letter to the effect that Purchaser's 401(k) Plan is qualified under Section 401(a) of the Code or an opinion of Purchaser's counsel, reasonably satisfactory to Seller, to such effect and (B) an opinion of Purchaser's counsel, reasonably satisfactory to Seller, that the Purchaser's 401(k) Plan will satisfy Section 411(d)(6) of the Code with respect to account balances to be transferred to the Purchaser's 401(k) Plan from the Seller 401(k) Plan pursuant to (ii) above.

              (iv) Seller represents, warrants and covenants that after the Closing and at the time of the transfer of assets to the Purchaser's 401(k) Plan, the Seller 401(k) Plan will be qualified under Section 401(a) and (k) of the Code and, to the extent pertinent to the qualified status of the Purchaser's 401(k) Plan as relevant to asset transfers as provided herein, for all prior periods, and will not be disqualified retroactively to any such time or for any such period. Seller and Purchaser shall cooperate in making, and shall make, all appropriate filings required under the Code and ERISA, and the regulations thereunder, and shall further cooperate to ensure that the transfers described in this Section 9.2(c) satisfy the applicable requirements of Sections 401(k), 414(l), 411(d)(6) and 401(a)(12) of the Code and the regulations thereunder.

           (d)  Welfare Benefits.  Effective as of the Closing Date, Purchaser
                ----------------
shall provide the Business Hires, other than those Business Hires subject to a collective bargaining agreement, with employee welfare benefits (the "Purchaser
                                                                      ---------
Welfare Benefits") that Purchaser maintains for similarly situated employees,
----------------
and Purchaser shall cause the Purchaser Welfare Benefit plans or arrangements
(A) to provide continuous coverage to such Business Hires and their eligible spouses and dependents, (B) to credit service with Seller for purposes of eligibility and benefit levels, and (C) with respect to medical benefits and dental benefits (if any), waive any pre-existing condition limitations and credit the amount of any copayments and deductibles incurred during the calendar year of the Closing.

           (e)  Union Representation.  Purchaser agrees with respect to any
                --------------------
collective bargaining agreement that relates to Business Hires, to
(i) recognize each union which at the Closing Date represents any group of Business Hires as the collective bargaining representatives of such employees as of the Closing Date (to the extent required by applicable law) and (ii) assume the obligations for Business Hires under any such collective bargaining agreement including, but not limited to, the wages and benefits in effect on the date of this Agreement.

           (f)  Accrued Vacation.  Purchaser shall credit each Business Hire
                ----------------
with the unused vacation days and any personal and sickness days earned in accordance with the vacation and personnel policies and collective bargaining agreements of Seller as of the Closing Date, provided that an appropriate adjustment shall be made in the event of any cash payment required to be made by either Purchaser or Seller as a result of the transaction contemplated by this Agreement and provided further that Seller shall be responsible for any vacation pay accrued or attributable to services with Seller on or prior to the Closing Date. Seller shall provide to Purchaser at the Closing Date such schedules as Seller maintains and such other information as reasonably necessary to calculate such benefits.

           (g)  Cooperation.  The parties hereto agree to furnish each other
                -----------
with such information concerning employees and employee benefit plans, and to take all such other action, as is necessary and appropriate to effect the transactions contemplated by this Agreement.

           (h)  COBRA.  Seller shall be responsible for all notices and coverage
                -----
for Business Hires and their eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), for all periods up to
                                                -----
to and including the Closing Date, thereafter, Purchaser shall be responsible for the COBRA notices and coverage applicable to Business Hires and their eligible dependents under Purchaser's group health plan(s).

           (i)  Workers Compensation.  Effective as of the Closing Date,
                --------------------
Purchaser shall take all necessary and appropriate action to adopt a workers' compensation program providing such workers' compensation benefits as are provided under Seller's workers' compensation program for the Business
Hires covered by such program ("Purchaser's Workers Compensation Program").
                                ----------------------------------------
Purchaser's Workers Compensation Program shall be responsible for all claims for benefits which are payable after the Closing Date with respect to Business Hires to the extent such claims are incurred after the Closing Date.

           (j)  No Right to Employment.  Nothing herein expressed or implied
                ----------------------
shall (i) confer upon any of the employees of Seller or Purchaser any additional rights or remedies, including, without limitation, any additional right to employment, or continued employment, for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or (ii) except as provided in this Section 9.2, confer upon Purchaser (A) any liability or obligation with respect to any Employee Benefit Plan, Multiemployer Plan or Benefit Arrangement,
(B) the obligation to continue to provide (or to provide any benefit in lieu of) any level of compensation or benefits, or to provide any benefit plans, programs or arrangements to Business Hires after the Closing or (c) the obligation to continue to employ any Business Hire for any specific period of time after the Closing, or otherwise interfere with the right of Purchaser to terminate any such Business Hire at any time for any reason, subject to applicable law.

           (k)  Alternate Procedure.  Seller and Purchaser agree that, pursuant
                -------------------
to the "Alternate Procedure" provided in Section 5 of Revenue Procedure 96-60, 1996-2 C.B. 399, (i) Purchaser will report on a predecessor/successor basis as set forth therein, (ii) Seller and its affiliates will be relieved from filing a Form W-2 with respect to any Business Hire who accepts employment with Purchaser and who continue to be employed by Purchaser on January 31 of the calendar year immediately following the calendar year of Closing, (iii) Purchaser will undertake to file (or cause to be filed) a Form W-2 for each such employee for the year that includes the Closing Date, including the portion of such year that such employee was employed by Seller and (iv) Seller shall transfer to Purchaser all Forms W-4 for any Business Hires for the calendar year in which Closing occurs. Seller agrees to provide Purchaser with all payroll and employment-related information with respect to each Business Hire and to otherwise cooperate in following the "Alternate Procedure."

        Section 9.3.  WARN Act.  Following the Closing, Seller shall use its
                      --------
best reasonable efforts to give such notices and take such other actions as Purchaser shall deem necessary or appropriate to timely and fully comply with the notification and other requirements of the WARN Act in connection with the consummation of the transactions under this Agreement and any loss of employment occasioned thereby.

        Section 9.4.  Payment of Liabilities.  Following the Closing Date
                      ----------------------
Purchaser agrees to discharge in accordance with their terms the Assumed Liabilities.

ARTICLE 10  TERMINATION
            -----------

        Section 10.1.  Termination Events.  Subject to the provisions of Section
                       ------------------
10.2, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned:

           (a) By Seller in the event of a material default or material breach by Purchaser of any of its covenants contained herein or any of its respective representations and warranties contained in ARTICLE 7 and such material default or breach cannot be cured within a reasonable period of time or has not been waived by Seller;

           (b) By Purchaser in the event of a material default or material breach by Seller of any of its covenants contained herein or any of its representations and warranties contained in ARTICLE 6 and such material default or breach cannot be cured within a reasonable period of time or has not been waived by Purchaser;

           (c) By Purchaser, if it is not reasonably satisfied with the results of its due diligence investigation of the Business and the Assets;

           (d)  By written mutual consent of Seller and Purchaser;

           (e) By Purchaser if the conditions to Closing set forth in Sections 3.7, 3.8, 3.9 and 3.11 are not satisfied by March 31, 2001;

           (f) By Seller if the conditions to Closing set forth in Sections 4.7, 4.8 and 4.9 are not satisfied by March 31, 2001; or

           (g) By either Seller or Purchaser upon receipt of official notice from the DOJ that the sale and transfer of the Assets and the Business to Purchaser is not permitted pursuant to the Final Judgment.

        Section 10.2.  Effect of Termination.  In the event this Agreement is
                       ---------------------
terminated pursuant to Section 10.1, all further obligations of the parties hereunder shall terminate, no party shall have any right against the other party hereto and each party shall bear its own costs and expenses; provided, however,
                                                             --------  -------
that if this Agreement is terminated by a party because of the breach of this Agreement by the other party hereto or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal and equitable remedies (including, but not limited to, specific performance), separately or simultaneously, will survive such termination unimpaired.

ARTICLE 11  MISCELLANEOUS
            -------------

        Section 11.1.  Expenses.  Except as specifically provided in Section
                       --------
2.7(b), each party to this Agreement shall pay its own costs and expenses (including all legal and accounting fees incurred by it) relating to this Agreement, the negotiations leading up to this Agreement and the transactions contemplated by this Agreement.

        Section 11.2.  Amendment.  This Agreement shall not be amended or
                       ---------
modified except by a writing duly executed by Seller and Purchaser.

        Section 11.3.  Entire Agreement.  This Agreement, including the Exhibits
                       ----------------
and Schedules hereto and the other instruments, agreements and documents delivered pursuant to this Agreement, contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

        Section 11.4.  Headings.  The headings contained in this Agreement are
                       --------
solely for convenience and shall not affect the rights of the parties to this Agreement.

        Section 11.5.  Notices.  All notices, requests, demands and other
                       -------
communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered to the persons identified below, (b) seven calendar days after mailing if mailed, with proper postage, by certified or registered mail, air mail postage prepaid, return receipt requested, addressed as follows:

          If to Seller:

               Transportation Displays Incorporated
               275 Madison Avenue
               New York, New York 10016
               Facsimile: (212) 661-8960
               Attention:  Tina S. Haut, Esq.

          With a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Facsimile: (212) 310-8007
               Attention:  S. Wade Angus, Esq.

          If to Purchaser:

               Interep National Radio Sales, Inc.
               100 Park Avenue
               New York, New York 10017
               Facsimile:  (212) 309-9081
               Attention:  Ralph C. Guild

          With a copy to:

               Salans Hertzfeld Heilbronn Christy & Viener
               620 Fifth Avenue
               New York, New York 10020
               Facsimile:  (212) 632-5555
               Attention:  Laurence S. Markowitz, Esq.

or (c) on the date of receipt if sent by telex or telecopy, and confirmed in writing in the manner set forth in (b) on or before the next day after the sending of the telex or telecopy. Such addresses and numbers may be changed, from time to time, by means of a notice given in the manner provided in this Section.

        Section 11.6.  Severability.  If any provision of this Agreement is
                       ------------
held to be invalid and unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

        Section 11.7.  Waiver.  Waiver of any term or condition of this
                       ------
Agreement by any party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

        Section 11.8.  Counterparts and Facsimile Signatures.  This Agreement
                       -------------------------------------
may be signed in two or more counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. For purposes of this Agreement, a facsimile copy of a party's signature shall be sufficient to bind such party.

        Section 11.9.  Governing Law and Jurisdiction.
                       ------------------------------

           (a) This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of laws principles thereof.

           (b) Purchaser and Seller hereby irrevocably submit to the jurisdiction of any New York or United States federal court sitting in New York, New York over any suit, action or other proceeding brought by either party arising out of or relating to this Agreement and Seller and Purchaser hereby irrevocably agree that all claims with respect to such suit, action or other proceeding may be heard and determined in such courts. In the event of any such suit, action or proceeding, the prevailing party shall be entitled to reasonable attorneys' fees and other costs and expenses (including without limitation travel expenses) incurred in litigating, enforcing or otherwise resolving or settling such suit, action or proceeding.

        Section 11.10.  Assignment.  This Agreement may not be assigned by
                        ----------
Seller or Purchaser without the prior written consent of the other parties hereto, except that Purchaser may assign its rights under this Agreement to a subsidiary thereof; provided, that Purchaser shall remain liable for all
                    --------
liabilities and obligations under this Agreement.

        Section 11.11.  Remedies; Specific Performance; Blue Penciling.  Any
                        ----------------------------------------------
remedy chosen by the parties hereto shall be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise. The parties hereto acknowledge that the provisions of this Agreement are (i) reasonable, fair and equitable in scope, term and duration, (ii) necessary to protect the legitimate business interests of the parties hereto, and (iii) necessary for the protection of the parties and that it will be difficult to determine the resulting damages to the damaged party if the agreements and covenants contained herein are not specifically enforced. Accordingly, the parties hereto each agree that, in addition to any other remedies to which a damaged party may be entitled, each damaged party shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction without the necessity of posting a bond. In the event that any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, the remainder of such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

        Section 11.12.  Third Parties.  Except as specifically set forth or
                        -------------
referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

        Section 11.13.  Further Assurances.  Prior to, on or after the Closing
                        ------------------
Date, the parties hereto agree to (i) furnish upon request to each other such further information, (ii) execute and deliver to each other such other documents and (iii) do such other acts and things, in form and manner reasonably satisfactory to the requesting party, all as a party hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

        Section 11.14.  Successors and Assigns.  The provisions of this
                        ----------------------
Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, that
                                                                --------
no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement except as provided in Section 11.10 hereof.


                            [signature page follows]

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.


                                  INTEREP NATIONAL RADIO SALES, INC.


                                  By:  /s/ Ralph C. Guild
                                       --------------------------------
                                  Name: Ralph C. Guild
                                  Title: Chief Executive Officer


                                  TRANSPORTATION DISPLAYS INCORPORATED


                                  By:  /s/ Tina S. Haut
                                       --------------------------------
                                  Name: Tina S. Haut
                                  Title: Executive Vice President

        ACKNOWLEDGED and, with respect to Section 8.13, AGREED as of the date set forth above.

                                  INFINITY BROADCASTING CORPORATION


                                  By:  /s/ Tina S. Haut
                                       -------------------------------
                                  Name: Tina S. Haut
                                  Title: Vice President